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                            THE TOLEDO EDISON COMPANY

                                       TO

                               JPMORGAN CHASE BANK

                  (FORMERLY KNOWN AS THE CHASE MANHATTAN BANK)

                                                 Trustee.


                            ----------------------


                       Fifty-third Supplemental Indenture
                            Dated as of April 1, 2003


                            ----------------------


                     (Supplemental to Indenture of Mortgage
                  and Deed of Trust dated as of April 1, 1947)


                            ----------------------


             First Mortgage Bonds, Pledge Series A of 2003 due 2024 First Mortgage Bonds, Pledge Series B of 2003 due 2024





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

         FIFTY-THIRD SUPPLEMENTAL INDENTURE, dated as of April 1, 2003, between THE TOLEDO EDISON COMPANY, a corporation organized and existing under the laws of the State of Ohio (hereinafter called the "Company"), and JPMORGAN CHASE BANK (formerly known as THE CHASE MANHATTAN BANK), a corporation existing under the laws of the State of New York (hereinafter called the "Trustee"), as Trustee.



                                    RECITALS

         The Company has heretofore executed and delivered an Indenture of Mortgage and Deed of Trust dated as of April 1, 1947 (hereinafter referred to as the "Original Indenture") to The Chase National Bank of the City of New York, predecessor Trustee, to secure an issue of First Mortgage Bonds of the Company, issuable in series, and created thereunder an initial series of bonds designated as First Mortgage Bonds, 2?% Series due 1977; and

         The Company has heretofore executed and delivered to The Chase National Bank of the City of New York, predecessor Trustee, four Supplemental Indentures supplementing the Original Indenture dated, respectively, September 1, 1948, April 1, 1949, December 1, 1950 and March 1, 1954 and has heretofore executed and delivered to The Chase Manhattan Bank, which on March 31, 1955, became the Trustee under the Original Indenture by virtue of the merger of The Chase National Bank of the City of New York into President and Directors of The Manhattan Company under the name of The Chase Manhattan Bank, the Fifth and the Sixth Supplemental Indentures dated, respectively, February 1, 1956, and May 1, 1958, supplementing the Original Indenture; and

         The Chase Manhattan Bank was converted into a national banking association under the name The Chase Manhattan Bank (National Association), effective September 23, 1965; and by virtue of said conversion the continuity of the business of The Chase Manhattan Bank, including its business of acting as corporate trustee, and its corporate existence, was not affected, so that The Chase Manhattan Bank (National Association) was vested with all the trusts, powers, discretion, immunities, privileges and all other matters as were vested in said The Chase Manhattan Bank under the Indenture (hereinafter defined), with like effect as if originally named as Trustee therein; and

         The Company has heretofore executed and delivered to The Chase Manhattan Bank (National Association) forty-one Supplemental Indentures dated, respectively, as follows: Seventh, August 1, 1967, Eighth, November 1, 1970, Ninth, August 1, 1972, Tenth, November 1, 1973, Eleventh, July 1, 1974, Twelfth, October 1, 1975, Thirteenth, June 1, 1976, Fourteenth, October 1, 1978, Fifteenth, September 1, 1979, Sixteenth, September 1, 1980, Seventeenth, October 1, 1980, Eighteenth, April 1, 1981, Nineteenth, November 1, 1981, Twentieth, June 1, 1982, Twenty-first, September 1, 1982, Twenty-second, April 1, 1983, Twenty-third, December 1, 1983, Twenty-fourth, April 1, 1984, Twenty-fifth, October 15, 1984, Twenty-sixth, October 15, 1984, Twenty-seventh, August 1, 1985, Twenty-eighth, August 1, 1985, Twenty-ninth, December 1, 1985, Thirtieth, March 1, 1986, Thirty-first, October 15, 1987, Thirty-second, September 15, 1988, Thirty-third, June 15, 1989, Thirty-fourth, October 15, 1989, Thirty-fifth, May 15, 1990, Thirty-sixth, March 1, 1991, Thirty-seventh, May 1, 1992, Thirty-eighth, August 1, 1992, Thirty-ninth, October 1, 1992, Fortieth, January 1, 1993, Forty-first, September 15, 1994, Forty-second, May 1, 1995, Forty-third, June 1, 1995, Forty-fourth, July 14, 1995, Forty-fifth, July 15, 1995, Forty-sixth, June 15, 1997 and Forty-seventh, August 1, 1997 supplementing the Original Indenture; and

         The Chase Manhattan Bank (National Association), Successor Trustee, was merged on July 1, 1996, with and into Chemical Bank, a New York banking corporation, which changed its name to The Chase Manhattan Bank, and which became the Trustee under the Original Indenture by virtue of such merger; and

         The Company has heretofore executed and delivered to The Chase Manhattan Bank four Supplemental Indentures dated as follows: Forty-eighth, June 1, 1998, Forty-ninth, January 15, 2000, Fiftieth, May 1, 2000 and Fifty-first, September 1, 2000 supplementary to the Original Indenture; and

         The Chase Manhattan Bank changed its name to JPMorgan Chase Bank on November 10, 2001; and

         The Company has heretofore executed and delivered to JPMorgan Chase Bank the Fifty-second Supplemental Indenture dated as of October 1, 2002 supplementary to the Original Indenture (the Original Indenture, all the aforementioned Supplemental Indentures, this Fifty-third Supplemental Indenture and any other indentures supplemental to the Original Indenture are herein collectively called the "Indenture" and this Fifty-third Supplemental Indenture is hereinafter called this "Supplemental Indenture"); and

         The Company covenanted in and by the Original Indenture to execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Original Indenture and to make subject to the lien thereof property acquired after the execution and delivery of the Original Indenture; and

         Under Article 3 of the Original Indenture, the Company is authorized to issue additional bonds upon the terms and conditions expressed in the Original Indenture; and

         The Company proposes to create two new series of First Mortgage Bonds to be designated as First Mortgage Bonds, Pledge Series A of 2003 due 2024 (hereinafter called the "Bonds of 2003 Pledge Series A") and First Mortgage Bonds, Pledge Series B of 2003 due 2024 (hereinafter called the "Bonds of 2003 Pledge Series B," and together with the Bonds of 2003 Pledge Series A, the "Bonds of 2003 Pledge Series") with the respective denominations, rates of interest, dates of maturity, redemption provisions and other provisions and agreements in respect thereof as in this Supplemental Indenture set forth; and

         The Bonds of 2003 Pledge Series are to be issued by the Company and delivered to Fifth Third Bank, as trustee for $33,200,000 aggregate principal amount of the State of Ohio Pollution Control Revenue Refunding Bonds, Series 2000-A (The Toledo Edison Company Project) (the "Water Bonds") previously issued by the Ohio Water Development Authority (the "Water Authority") and as trustee for $34,100,000 aggregate principal amount of the State of Ohio Pollution
Control Revenue Refunding Bonds, Series 2000-A (The Toledo Edison Company Project) (the "Air Bonds," and together with the Water Bonds, the "Authority

Bonds") previously issued by the Ohio Air Quality Development Authority (the "Air Authority"), in each case, to secure the payment of principal of and interest on the corresponding note of the Company held by that trustee with respect to, and for the benefit of the holders of, the corresponding series of Authority Bonds; and

         The Company, by appropriate corporate action, has duly resolved and determined to execute this Supplemental Indenture for the purpose of providing for the creation of the Bonds of 2003 Pledge Series and of specifying the respective forms, provisions and particulars thereof as in said Original
Indenture, as amended, provided or permitted, including the issuance only of fully registered bonds, and of giving to the Bonds of 2003 Pledge Series the protection and security of the Indenture; and

         The text of the Bonds of 2003 Pledge Series is to be substantially in the following forms:

             [FORM OF FULLY REGISTERED BOND OF 2003 PLEDGE SERIES A]

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   THIS BOND IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR TRUSTEE UNDER THE TRUST
    INDENTURE, DATED AS OF APRIL 1, 2000, BETWEEN THE OHIO WATER DEVELOPMENT
      AUTHORITY AND FIFTH THIRD BANK, AS TRUSTEE, OR IN CONNECTION WITH THE
                   EXERCISE OF THE RIGHTS AND REMEDIES OF THE
                         HOLDER HEREOF CONSEQUENT UPON A
                      "DEFAULT" AS DEFINED IN THE INDENTURE
                               REFERRED TO HEREIN.
--------------------------------------------------------------------------------

                            THE TOLEDO EDISON COMPANY

              FIRST MORTGAGE BOND, PLEDGE SERIES A OF 2003 DUE 2024

No.                                                                  $__________

         THE TOLEDO EDISON COMPANY, an Ohio corporation (hereinafter called the Company), for value received, hereby promises to pay to ________________________ _________________________________, or registered assigns, the principal sum of
_______________________ dollars ($_________) or the aggregate unpaid principal amount hereof, whichever is less, on April 1, 2024, in any coin or currency of the United States of America which at the time of such payment shall be legal tender for the payment of public and private debts, and to pay interest on the unpaid principal amount hereof in like coin or currency to the registered owner hereof from the Initial Interest Accrual Date (hereinafter defined) at the Authority Bond Interest Rate (hereinafter defined) per annum payable on the same date immediately succeeding the Initial Interest Accrual Date as interest is payable on the Authority Bonds (hereinafter defined) whether at maturity or upon acceleration of such Authority Bonds (each such date herein referred to as an "interest payment date") on and until maturity, or, in the case of any Bonds of this Series duly called for redemption, on and until the redemption date, or in the case of any default by the Company in the payment of the principal due on any Bonds of this Series, until the Company's obligation with respect to the payment of the principal shall be discharged as provided in the Indenture (hereinafter defined). Payments of principal of and interest on this Bond shall be made at an office or agency of the Company in the Borough of Manhattan, The City of New York, N.Y. or in the City of Akron, Ohio. The amount of interest payable on each interest payment date shall be computed on the same basis as the corresponding amount is computed on the Authority Bonds, provided, however, that the aggregate amount of interest payable on any interest payment date shall not exceed an amount which results in an interest rate of more than 10% per annum on the aggregate principal amount of the Bonds of this Series outstanding from time to time.

         This Bond is one of the Bonds of the Company, known as its First Mortgage Bonds, issued and to be issued in one or more series under and equally and ratably secured (except as any sinking, amortization, improvement or other fund, established in accordance with the provisions of said Indenture, may afford additional security for the Bonds of any particular series) by a certain Indenture of Mortgage and Deed of Trust, dated as of April 1, 1947 (hereinafter called the "Original Indenture"), made by the Company to The Chase National Bank of the City of New York (JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), successor), as Trustee (hereinafter called the "Trustee"), and by certain indentures supplemental thereto, including the Fifty-third Supplemental Indenture dated as of April 1, 2003 (the Original Indenture and said indentures supplemental thereto herein collectively called the "Indenture" and said Fifty-third Supplemental Indenture hereinafter called the "Supplemental Indenture"), to which Indenture reference is hereby made for a description of the property mortgaged, the nature and extent of the security, the rights and limitations of rights of the Company, the Trustee and the holders of said Bonds and of the coupons appurtenant to coupon Bonds under the Indenture and the terms and conditions upon which said Bonds are and are to be issued and secured, to all of the provisions of which Indenture and of all such supplemental indentures in respect of such security, including the provisions of the Indenture permitting the issue of Bonds of any series for property which, under the restrictions and limitations therein specified, may be subject to liens prior to the lien of the Indenture, the holder, by accepting this Bond, assents. To the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the holders of said Bonds and coupons (including those pertaining to any sinking or other fund) may be changed and modified, with the consent of the Company, by the holders of at least 75% in aggregate principal amount of the Bonds then outstanding, such percentage being determined as provided in the Indenture; provided, however, that in case such changes and modifications affect one or more but less than all series of Bonds then outstanding, they shall be required to be adopted only by the affirmative vote of the holders of at least 75% in aggregate principal amount of outstanding Bonds of such one or more series so affected; and further provided, that without the consent of the holder hereof no such change or modification shall be made which will extend the time of payment of the principal of, or of the interest or premium, if any, on this Bond or reduce the principal amount hereof or the rate of interest or the premium, if any, hereon, or affect any other modification of the terms of payment of such principal or interest or premium, if any, or will permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture on any of the mortgaged property, or will deprive the holder hereof of the benefit of a lien upon the mortgaged property for the security of this Bond, or will reduce the percentage of Bonds required for the adoption of changes or modifications as aforesaid.

         This Bond is one of a series of Bonds designated as the First Mortgage Bonds, Pledge Series A of 2003 due 2024, of the Company (herein called the

"Bonds of this Series") limited, except as otherwise provided in the Indenture, in aggregate principal amount to $33,200,000, and is issued under and secured by the Supplemental Indenture.

         The Bonds of this Series have been issued by the Company to Fifth Third Bank, as trustee (such trustee and any successor trustee being hereinafter referred to as the "Authority Bond Trustee") for $33,200,000 aggregate principal amount of the State of Ohio Pollution Control Revenue Refunding Bonds, Series 2000-A (The Toledo Edison Company Project) (the "Authority Bonds") issued on behalf of the Company by the Ohio Water Development Authority (the "Authority") and under the Trust Indenture, dated as of April 1, 2000 (the "Authority Bond Indenture"), between the Authority and the Authority Bond Trustee to secure the payment of the principal of and interest on the note of the Company held by the Authority Bond Trustee with respect to, and for the benefit of the holders of, the Authority Bonds.

         The Bonds of this Series shall be redeemed in whole, by payment of the principal amount thereof plus accrued interest thereon, if any, to the date fixed for redemption, upon receipt by the Trustee of a written advice from the Authority Bond Trustee stating that the principal amount of all the Authority Bonds then outstanding under the Authority Bond Indenture has been declared due and payable pursuant to the provisions of Section 11.02 of the Authority Bond Indenture, specifying the date of the accelerated maturity of such Authority Bonds and the date from which interest on the Authority Bonds issued under the Authority Bond Indenture has then accrued and is unpaid (specifying the rate or rates of such accrual and the principal amount of the particular Authority Bonds to which such rates apply), stating such declaration of maturity has not been annulled and demanding payment of the principal amount hereof plus accrued interest hereon to the date fixed for such redemption. The date fixed for such redemption shall not be earlier than the date specified in the aforesaid written advice as the date of the accelerated maturity of the Authority Bonds then outstanding under the Authority Bond Indenture and not later than the 45th day after receipt by the Trustee of such advice, unless such 45th day is earlier than such date of accelerated maturity. The date fixed for such redemption shall be specified in a notice of redemption to be given not less than 30 days prior to the date so fixed for such redemption. Upon mailing of such notice of redemption, the date from which unpaid interest on the Authority Bonds has then accrued (as specified by the Authority Bond Trustee) shall become the initial interest accrual date (the "Initial Interest Accrual Date") with respect to the Bonds of this Series; provided, however, on any demand for payment of the principal amount hereof at maturity as a result of the principal of the Authority Bonds becoming due and payable on the maturity date of the Bonds of this Series, the earliest date from which unpaid interest on the Authority Bonds has then accrued shall become the Initial Interest Accrual Date with respect to the Bonds of this Series, which date, together with each other different date from which unpaid interest on the Authority Bonds has then accrued, shall be specified in a written notice from the Authority Bond Trustee to the Trustee, in which notice shall also be specified for each such date the rate or rates of such accrual and the principal amount of the particular Authority Bonds to which such rate or rates apply. The aforementioned notice of redemption shall become null and void for all purposes under the Indenture, (including the fixing of the Initial Interest Accrual Date with respect to the Bonds of this Series) upon receipt by the Trustee of written notice from the Authority Bond Trustee of the annulment of the acceleration of the maturity of the Authority Bonds then outstanding under the Authority Bond Indenture and the rescission of the aforesaid written advice prior to the redemption date specified in such notice of redemption, and thereupon no redemption of the Bonds of this Series and no payment in respect thereof as specified in such notice of redemption shall be effected or required. But no such rescission shall extend to any subsequent written advice from the Authority Bond Trustee or impair any right consequent on such subsequent written advice.

         Bonds of this Series are not otherwise redeemable prior to their maturity.

         The "Authority Bond Interest Rate" shall be the rate of interest that results in the total amount of interest payable on an interest payment date, a redemption date or at maturity, as the case may be, or at any other time interest on this Bond is due and payable, to be equal to the total amount of unpaid interest that has accrued on all then outstanding Authority Bonds.

         The Bonds of this Series are not transferable except (i) to a successor trustee under the Authority Bond Indenture or (ii) in connection with the exercise of the rights and remedies of the holder hereof consequent upon a default, as defined in the Indenture.

         Upon payment of the principal of and interest due on the Authority Bonds, whether at maturity or prior to maturity by acceleration, redemption or otherwise, or upon provision for the payment thereof having been made in accordance with the Authority Bond Indenture, the Bonds of this Series in a principal amount equal to the principal amount of Authority Bonds so paid or for which such provision for payment has been made shall be deemed fully paid, satisfied and discharged and the obligations of the Company thereunder shall be terminated and such Bonds of this Series shall be surrendered to and canceled by the Trustee. The Trustee may rely on a certificate of the Company to this effect.

         The principal of this Bond may be declared or may become due before the maturity hereof, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of a default as therein defined.

         No recourse under or upon any covenant or obligation of the Indenture, or of any indenture supplemental thereto, or of this Bond, for the payment of the principal of or the interest on this Bond, or for any claim based thereon, or otherwise in any manner in respect thereof, shall be had against any incorporator, subscriber to the capital stock, stockholder, officer or director, as such, of the Company, whether former, present or future, either directly or indirectly through the Company or any predecessor or successor corporation or the Trustee, by the enforcement of any subscription to capital stock, assessment or otherwise, or by any legal or equitable proceeding by virtue of any constitution, statute, or otherwise (including, without limiting the generality of the foregoing, any proceeding to enforce any claimed liability of stockholders of the Company based upon any theory of disregarding the corporate entity of the Company or upon any theory that the Company was acting as the agent or instrumentality of the stockholders), any and all such liability of incorporators, stockholders, subscribers, officers and directors, as such, being released by the holder hereof, by the acceptance of this Bond, and being likewise waived and released by the terms of the Indenture.

         This Bond shall not be valid or become obligatory for any purpose until the certificate of authentication endorsed hereon shall have been signed by JPMorgan Chase Bank or its successor, as Trustee under the Indenture.

         IN WITNESS WHEREOF, THE TOLEDO EDISON COMPANY has caused this Bond to be signed in its name by its President or a Vice-President and its corporate seal to be impressed or imprinted hereon and attested by its Corporate Secretary or an Assistant Corporate Secretary.


Dated                                     THE TOLEDO EDISON COMPANY


                                          By
                                             -----------------------------------
                                                                  Vice President


Attest:


-------------------------------------
                  Corporate Secretary



                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

         This Bond is one of the Bonds of the series designated herein, described in the within-mentioned Indenture.

                                          JPMORGAN CHASE BANK,
                                             AS TRUSTEE


                                          By
                                             -----------------------------------
                                                              Authorized Officer



                  [END OF FORM OF BOND OF 2003 PLEDGE SERIES A]

             [FORM OF FULLY REGISTERED BOND OF 2003 PLEDGE SERIES B]

--------------------------------------------------------------------------------

   THIS BOND IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR TRUSTEE UNDER THE TRUST
       INDENTURE, DATED AS OF APRIL 1, 2000, BETWEEN THE OHIO AIR QUALITY DEVELOPMENT AUTHORITY AND FIFTH THIRD BANK, AS TRUSTEE, OR IN CONNECTION
        WITH THE EXERCISE OF THE RIGHTS AND REMEDIES OF THE HOLDER HEREOF CONSEQUENT UPON A "DEFAULT" AS DEFINED IN THE INDENTURE REFERRED TO HEREIN.
--------------------------------------------------------------------------------


                            THE TOLEDO EDISON COMPANY

              FIRST MORTGAGE BOND, PLEDGE SERIES B OF 2003 DUE 2024

No.                                                                  $__________

         THE TOLEDO EDISON COMPANY, an Ohio corporation (hereinafter called the Company), for value received, hereby promises to pay to ________________________ _________________________________, or registered assigns, the principal sum of
_______________________ dollars ($_________) or the aggregate unpaid principal amount hereof, whichever is less, on April 1, 2024, in any coin or currency of the United States of America which at the time of such payment shall be legal tender for the payment of public and private debts, and to pay interest on the unpaid principal amount hereof in like coin or currency to the registered owner hereof from the Initial Interest Accrual Date (hereinafter defined) at the Authority Bond Interest Rate (hereinafter defined) per annum payable on the same date immediately succeeding the Initial Interest Accrual Date as interest is payable on the Authority Bonds (hereinafter defined) whether at maturity or upon acceleration of such Authority Bonds (each such date herein referred to as an "interest payment date") on and until maturity, or, in the case of any Bonds of this Series duly called for redemption, on and until the redemption date, or in the case of any default by the Company in the payment of the principal due on any Bonds of this Series, until the Company's obligation with respect to the payment of the principal shall be discharged as provided in the Indenture (hereinafter defined). Payments of principal of and interest on this Bond shall be made at an office or agency of the Company in the Borough of Manhattan, The City of New York, N.Y. or in the City of Akron, Ohio. The amount of interest payable on each interest payment date shall be computed on the same basis as the corresponding amount is computed on the Authority Bonds, provided, however, that the aggregate amount of interest payable on any interest payment date shall not exceed an amount which results in an interest rate of more than 10% per annum on the aggregate principal amount of the Bonds of this Series outstanding from time to time.

         This Bond is one of the Bonds of the Company, known as its First Mortgage Bonds, issued and to be issued in one or more series under and equally and ratably secured (except as any sinking, amortization, improvement or other fund, established in accordance with the provisions of said Indenture, may afford additional security for the Bonds of any particular series) by a certain Indenture of Mortgage and Deed of Trust, dated as of April 1, 1947 (hereinafter called the "Original Indenture"), made by the Company to The Chase National Bank of the City of New York (JPMorgan Chase Bank (formerly known as The Chase

Manhattan Bank), successor), as Trustee (hereinafter called the "Trustee"), and by certain indentures supplemental thereto, including the Fifty-third Supplemental Indenture dated as of April 1, 2003 (the Original Indenture and said indentures supplemental thereto herein collectively called the "Indenture" and said Fifty-third Supplemental Indenture hereinafter called the "Supplemental Indenture"), to which Indenture reference is hereby made for a description of the property mortgaged, the nature and extent of the security, the rights and limitations of rights of the Company, the Trustee and the holders of said Bonds and of the coupons appurtenant to coupon Bonds under the Indenture and the terms and conditions upon which said Bonds are and are to be issued and secured, to all of the provisions of which Indenture and of all such supplemental indentures in respect of such security, including the provisions of the Indenture permitting the issue of Bonds of any series for property which, under the restrictions and limitations therein specified, may be subject to liens prior to the lien of the Indenture, the holder, by accepting this Bond, assents. To the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the holders of said Bonds and coupons (including those pertaining to any sinking or other fund) may be changed and modified, with the consent of the Company, by the holders of at least 75% in aggregate principal amount of the Bonds then outstanding, such percentage being determined as provided in the Indenture; provided, however, that in case such changes and modifications affect one or more but less than all series of Bonds then outstanding, they shall be required to be adopted only by the affirmative vote of the holders of at least 75% in aggregate principal amount of outstanding Bonds of such one or more series so affected; and further provided, that without the consent of the holder hereof no such change or modification shall be made which will extend the time of payment of the principal of, or of the interest or premium, if any, on this Bond or reduce the principal amount hereof or the rate of interest or the premium, if any, hereon, or affect any other modification of the terms of payment of such principal or interest or premium, if any, or will permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture on any of the mortgaged property, or will deprive the holder hereof of the benefit of a lien upon the mortgaged property for the security of this Bond, or will reduce the percentage of Bonds required for the adoption of changes or modifications as aforesaid.

         This Bond is one of a series of Bonds designated as the First Mortgage Bonds, Pledge Series B of 2003 due 2024, of the Company (herein called the "Bonds of this Series") limited, except as otherwise provided in the Indenture, in aggregate principal amount to $34,100,000, and is issued under and secured by the Supplemental Indenture.

         The Bonds of this Series have been issued by the Company to Fifth Third Bank, as trustee (such trustee and any successor trustee being hereinafter referred to as the "Authority Bond Trustee") for $34,100,000 aggregate principal amount of the State of Ohio Pollution Control Revenue Refunding Bonds, Series 2000-A (The Toledo Edison Company Project) (the "Authority Bonds") issued on behalf of the Company by the Ohio Air Quality Development Authority (the "Authority") and under the Trust Indenture, dated as of April 1, 2000 (the "Authority Bond Indenture"), between the Authority and the Authority Bond Trustee to secure the payment of the principal of and interest on the note of the Company held by the Authority Bond Trustee with respect to, and for the benefit of the holders of, the Authority Bonds.

         The Bonds of this Series shall be redeemed in whole, by payment of the principal amount thereof plus accrued interest thereon, if any, to the date fixed for redemption, upon receipt by the Trustee of a written advice from the Authority Bond Trustee stating that the principal amount of all the Authority Bonds then outstanding under the Authority Bond Indenture has been declared due and payable pursuant to the provisions of Section 11.02 of the Authority Bond Indenture, specifying the date of the accelerated maturity of such Authority Bonds and the date from which interest on the Authority Bonds issued under the Authority Bond Indenture has then accrued and is unpaid (specifying the rate or rates of such accrual and the principal amount of the particular Authority Bonds to which such rates apply), stating such declaration of maturity has not been annulled and demanding payment of the principal amount hereof plus accrued interest hereon to the date fixed for such redemption. The date fixed for such redemption shall not be earlier than the date specified in the aforesaid written advice as the date of the accelerated maturity of the Authority Bonds then outstanding under the Authority Bond Indenture and not later than the 45th day after receipt by the Trustee of such advice, unless such 45th day is earlier than such date of accelerated maturity. The date fixed for such redemption shall be specified in a notice of redemption to be given not less than 30 days prior to the date so fixed for such redemption. Upon mailing of such notice of redemption, the date from which unpaid interest on the Authority Bonds has then accrued (as specified by the Authority Bond Trustee) shall become the initial interest accrual date (the "Initial Interest Accrual Date") with respect to the Bonds of this Series; provided, however, on any demand for payment of the principal amount hereof at maturity as a result of the principal of the Authority Bonds becoming due and payable on the maturity date of the Bonds of this Series, the earliest date from which unpaid interest on the Authority Bonds has then accrued shall become the Initial Interest Accrual Date with respect to the Bonds of this Series, which date, together with each other different date from which unpaid interest on the Authority Bonds has then accrued, shall be specified in a written notice from the Authority Bond Trustee to the Trustee, in which notice shall also be specified for each such date the rate or rates of such accrual and the principal amount of the particular Authority Bonds to which such rate or rates apply. The aforementioned notice of redemption shall become null and void for all purposes under the Indenture, (including the fixing of the Initial Interest Accrual Date with respect to the Bonds of this Series) upon receipt by the Trustee of written notice from the Authority Bond Trustee of the annulment of the acceleration of the maturity of the Authority Bonds then outstanding under the Authority Bond Indenture and the rescission of the aforesaid written advice prior to the redemption date specified in such notice of redemption, and thereupon no redemption of the Bonds of this Series and no payment in respect thereof as specified in such notice of redemption shall be effected or required. But no such rescission shall extend to any subsequent written advice from the Authority Bond Trustee or impair any right consequent on such subsequent written advice.

         Bonds of this Series are not otherwise redeemable prior to their maturity.

         The "Authority Bond Interest Rate" shall be the rate of interest that results in the total amount of interest payable on an interest payment date, a redemption date or at maturity, as the case may be, or at any other time interest on this Bond is due and payable, to be equal to the total amount of unpaid interest that has accrued on all then outstanding Authority Bonds.

         The Bonds of this Series are not transferable except (i) to a successor trustee under the Authority Bond Indenture or (ii) in connection with the exercise of the rights and remedies of the holder hereof consequent upon a default, as defined in the Indenture.

         Upon payment of the principal of and interest due on the Authority Bonds, whether at maturity or prior to maturity by acceleration, redemption or otherwise, or upon provision for the payment thereof having been made in accordance with the Authority Bond Indenture, the Bonds of this Series in a principal amount equal to the principal amount of Authority Bonds so paid or for which such provision for payment has been made shall be deemed fully paid, satisfied and discharged and the obligations of the Company thereunder shall be terminated and such Bonds of this Series shall be surrendered to and canceled by the Trustee. The Trustee may rely on a certificate of the Company to this effect.

         The principal of this Bond may be declared or may become due before the maturity hereof, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of a default as therein defined.

         No recourse under or upon any covenant or obligation of the Indenture, or of any indenture supplemental thereto, or of this Bond, for the payment of the principal of or the interest on this Bond, or for any claim based thereon, or otherwise in any manner in respect thereof, shall be had against any incorporator, subscriber to the capital stock, stockholder, officer or director, as such, of the Company, whether former, present or future, either directly or indirectly through the Company or any predecessor or successor corporation or the Trustee, by the enforcement of any subscription to capital stock, assessment or otherwise, or by any legal or equitable proceeding by virtue of any constitution, statute, or otherwise (including, without limiting the generality of the foregoing, any proceeding to enforce any claimed liability of stockholders of the Company based upon any theory of disregarding the corporate entity of the Company or upon any theory that the Company was acting as the agent or instrumentality of the stockholders), any and all such liability of incorporators, stockholders, subscribers, officers and directors, as such, being released by the holder hereof, by the acceptance of this Bond, and being likewise waived and released by the terms of the Indenture.

         This Bond shall not be valid or become obligatory for any purpose until the certificate of authentication endorsed hereon shall have been signed by JPMorgan Chase Bank or its successor, as Trustee under the Indenture.

         IN WITNESS WHEREOF, THE TOLEDO EDISON COMPANY has caused this Bond to be signed in its name by its President or a Vice-President and its corporate seal to be impressed or imprinted hereon and attested by its Corporate Secretary or an Assistant Corporate Secretary.


Dated                                     THE TOLEDO EDISON COMPANY


                                          By
                                             ----------------------------------
                                                                 Vice President


Attest:


-------------------------------
            Corporate Secretary



                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

         This Bond is one of the Bonds of the series designated herein, described in the within-mentioned Indenture.

                                          JPMORGAN CHASE BANK,
                                             AS TRUSTEE


                                          By
                                             ----------------------------------
                                                             Authorized Officer



                  [END OF FORM OF BOND OF 2003 PLEDGE SERIES B]




         All conditions and requirements necessary to make this Supplemental Indenture a valid, legal and binding instrument in accordance with its terms and to make the Bonds of 2003 Pledge Series, when duly executed by the Company and authenticated and delivered by the Trustee, and duly issued, the valid, binding and legal obligations of the Company, have been done and performed, and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized.

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: That The Toledo Edison Company, the Company herein named, in consideration of the premises and of One Dollar ($1.00) to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, does hereby covenant and agree to and with the Trustee and its successors in the trust under the Indenture, for the benefit of those who shall hold the bonds to be issued hereunder and thereunder, as hereinafter provided, as follows:

                                   Article I

            CREATION AND DESCRIPTION OF BONDS OF 2003 PLEDGE SERIES A

         SECTION 1. A new series of bonds to be issued under and secured by the Indenture is hereby created, to be designated as "First Mortgage Bonds, Pledge Series A of 2003 due 2024" (such bonds herein referred to as the "Bonds of 2003 Pledge Series A"). The Bonds of 2003 Pledge Series A shall be limited to an aggregate principal amount of $33,200,000. The Bonds of 2003 Pledge Series A shall be substantially in the form hereinbefore recited.

         SECTION 2. The principal of all Bonds of 2003 Pledge Series A shall be payable on April 1, 2024, unless earlier redeemed, and shall bear interest from the Initial Interest Accrual Date as provided in the form of the bond of the 2003 Pledge Series A hereinabove set forth, and such provisions are incorporated at this place as though set forth in their entirety. The interest rate and maturity date of the Bonds of 2003 Pledge Series A shall be as set forth in the form of bond of the 2003 Pledge Series A hereinabove set forth. The amount of interest payable on each interest payment date shall be computed on the same basis as the corresponding amount is computed on the Water Bonds, provided, however, that the aggregate amount of interest payable on any interest payment date shall not exceed an amount which results in an interest rate of more than 10% per annum on the aggregate principal amount of the Bonds of 2003 Pledge Series A outstanding from time to time.

         SECTION 3. The Bonds of 2003 Pledge Series A shall be payable as to principal and interest at the office or agency of the Company in the Borough of Manhattan, The City of New York or in the City of Akron, Ohio; and principal and interest shall be payable in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

         SECTION 4. The Bonds of 2003 Pledge Series A shall be issued only as fully registered Bonds in the denominations of $1,000 or any higher multiple of $1.00.

         SECTION 5. Except as may be necessary to comply with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company, the Bonds of 2003 Pledge Series A shall be transferable only to a successor to the Fifth Third Bank, as trustee for the Water Bonds in the manner and upon the terms set forth in ss. 2.05 of the Original Indenture, but notwithstanding the provisions of ss. 2.08 of the Original Indenture, no charge shall be made upon any transfer or exchange of Bonds of 2003 Pledge Series A other than for any tax or taxes or other governmental charge required to be paid by the Company.

         SECTION 6. The Company's obligation to pay the principal of or interest on the Bonds of 2003 Pledge Series A, shall be fully or partially satisfied as stated in the form of the Bonds of the 2003 Pledge Series A hereinbefore recited.

         SECTION 7. The Bonds of 2003 Pledge Series A may be executed by the Company and delivered to the Trustee and, upon compliance with all applicable provisions and requirements of the Original Indenture in respect thereof, shall be authenticated by the Trustee and delivered (without awaiting the filing or recording of this Supplemental Indenture) in accordance with the written order or orders of the Company.

         SECTION 8. The Bonds of 2003 Pledge Series A shall be redeemed by the Company in whole or in part at any time prior to maturity at a redemption price of 100% of the principal amount to be redeemed, plus any accrued and unpaid interest to the redemption date as stated in the form of the Bonds of the 2003 Pledge Series A hereinbefore recited.


                                   Article II

            CREATION AND DESCRIPTION OF BONDS OF 2003 PLEDGE SERIES B

         SECTION 1. A new series of bonds to be issued under and secured by the Indenture is hereby created, to be designated as "First Mortgage Bonds, Pledge Series B of 2003 due 2024" (such bonds herein referred to as the "Bonds of 2003 Pledge Series B"). The Bonds of 2003 Pledge Series B shall be limited to an aggregate principal amount of $34,100,000. The Bonds of 2003 Pledge Series B shall be substantially in the form hereinbefore recited.

         SECTION 2. The principal of all Bonds of 2003 Pledge Series B shall be payable on April 1, 2024, unless earlier redeemed, and shall bear interest from the Initial Interest Accrual Date as provided in the form of the bond of the 2003 Pledge Series B hereinabove set forth, and such provisions are incorporated at this place as though set forth in their entirety. The interest rate and maturity date of the Bonds of 2003 Pledge Series B shall be as set forth in the form of bond of the 2003 Pledge Series B hereinabove set forth. The amount of interest payable on each interest payment date shall be computed on the same basis as the corresponding amount is computed on the Air Bonds, provided, however, that the aggregate amount of interest payable on any interest payment date shall not exceed an amount which results in an interest rate of more than 10% per annum on the aggregate principal amount of the Bonds of 2003 Pledge Series B outstanding from time to time.

         SECTION 3. The Bonds of 2003 Pledge Series B shall be payable as to principal and interest at the office or agency of the Company in the Borough of Manhattan, The City of New York or in the City of Akron, Ohio; and principal and interest shall be payable in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

         SECTION 4. The Bonds of 2003 Pledge Series B shall be issued only as fully registered Bonds in the denominations of $1,000 or any higher multiple of $1.00.

         SECTION 5. Except as may be necessary to comply with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company, the Bonds of 2003 Pledge Series B shall be transferable only to a successor to the Fifth Third Bank, as trustee for the Air Bonds in the manner and upon the terms set forth in ss. 2.05 of the Original Indenture, but notwithstanding the provisions of ss. 2.08 of the Original Indenture, no charge shall be made upon any transfer or exchange of Bonds of 2003 Pledge Series B other than for any tax or taxes or other governmental charge required to be paid by the Company.

         SECTION 6. The Company's obligation to pay the principal of or interest on the Bonds of 2003 Pledge Series B, shall be fully or partially satisfied as stated in the form of the Bonds of the 2003 Pledge Series B hereinbefore recited.

         SECTION 7. The Bonds of 2003 Pledge Series B may be executed by the Company and delivered to the Trustee and, upon compliance with all applicable provisions and requirements of the Original Indenture in respect thereof, shall be authenticated by the Trustee and delivered (without awaiting the filing or recording of this Supplemental Indenture) in accordance with the written order or orders of the Company.

         SECTION 8. The Bonds of 2003 Pledge Series B shall be redeemed by the Company in whole or in part at any time prior to maturity at a redemption price of 100% of the principal amount to be redeemed, plus any accrued and unpaid interest to the redemption date as stated in the form of the Bonds of the 2003 Pledge Series B hereinbefore recited.


                                  Article III

                                   THE TRUSTEE

         The Trustee accepts the trusts created by this Supplemental Indenture upon the terms and conditions in the Original Indenture and in this Supplemental Indenture set forth. The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee. Each and every term and condition contained in Article 13 of the Original Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.

         For purposes of this Supplemental Indenture (a) the Trustee may conclusively rely and shall be protected in acting upon a written certificate of the Authority Bond Trustee as to the interest rate of, interest payment dates of and basis on which interest is computed for, the respective Authority Bonds and with respect to payments under the respective Authority Bonds, or any officer's certificate or opinion of counsel, as to the truth of the statements and the correctness of the opinions expressed therein, without independent investigation or verification thereof, subject to Article 13 of the Indenture and (b) a written certificate of the Authority Bond Trustee shall mean a written certificate executed by the president, any vice president or any authorized officer of such Authority Bond Trustee.

                                   Article IV

                            MISCELLANEOUS PROVISIONS

         SECTION 1. The Original Indenture, as heretofore supplemented, is in all respects ratified and confirmed, and the Original Indenture, this Supplemental Indenture and all other indentures supplemental to the Original Indenture shall be read, taken and construed as one and the same instrument. Neither the execution of this Supplemental Indenture nor anything herein contained shall be construed to impair the lien of the Indenture on any of the property subject thereto, and such lien shall remain in full force and effect as security for all bonds now outstanding or hereafter issued under the Indenture. All covenants and provisions of the Original Indenture, except as modified by this Supplemental Indenture and all other indentures supplemental to the Original Indenture, shall continue in full force and effect for the respective periods of time therein specified, and this Supplemental Indenture shall form part of the Indenture. All terms defined in Article 1 of the Original Indenture shall, for all purposes of this Supplemental Indenture, have the meanings in said Article 1 specified, except as modified by this Supplemental Indenture and all other indentures supplemental to the Original Indenture and unless the context otherwise requires.

         SECTION 2. This Supplemental Indenture may be simultaneously executed in any number of counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, The Toledo Edison Company has caused its corporate name to be hereunto affixed and this instrument to be signed by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Corporate Secretary or an Assistant Corporate Secretary for and in its behalf and JPMorgan Chase Bank, as Trustee, in evidence of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, this instrument to be signed by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary or any other authorized officer for and on its behalf, all as of the day and year first above written.

                                    THE TOLEDO EDISON COMPANY


                                    By
                                       -----------------------------------------
                                         Richard H. Marsh, Senior Vice President
                                         and Chief Financial Officer



[SEAL]


         Attest:
                 ----------------------------------------
                  David W. Whitehead, Corporate Secretary


         Signed, sealed and acknowledged on behalf of THE TOLEDO EDISON COMPANY in the presence of


         ------------------------------------------------
         Julie A. Phillips


         ------------------------------------------------
         Amit D. Patel


         As witnesses

                                          JPMORGAN CHASE BANK,
                                             AS TRUSTEE


                                          By
                                             -----------------------------------
                                               Carol Ng, Vice President



         Attest:
                 -----------------------------------
                  ____________________, Trust Officer


         Signed, sealed and acknowledged on behalf of JPMORGAN CHASE BANK in the presence of


         --------------------------------------------                    [SEAL]
         Print Name:


         --------------------------------------------
         Print Name:


         As witnesses

STATE OF OHIO                        )
                                     )    ss.:
COUNTY OF SUMMIT                     )


         On this 17th day of April, 2003, before me personally  appeared Richard
H. Marsh and David W. Whitehead to me personally known, who being by me severally duly sworn, did say that they are a Senior Vice President and Chief Financial Officer and the Corporate Secretary, respectively, of The Toledo Edison Company, that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said officers severally acknowledged said instrument to be the free act and deed of said corporation.

                                      ___________________________________[Seal)
                                        Susie M. Hoisten, Notary Public
                                           Residence - Summit County
                                         State Wide Jurisdiction, Ohio
                                    My Commission Expires December 9, 2006

STATE OF NEW YORK                    )
                                     )    ss.:
COUNTY OF NEW YORK                   )


         On this 17th day of April, 2003, before me personally appeared Carol Ng and _____________ to me personally known, who being by me severally duly sworn, did say that they are a Vice President and a Trust Officer, respectively, of JPMorgan Chase Bank, that the seal affixed to the foregoing instrument is the corporate seal of said Corporation and that said instrument was signed and sealed in behalf of said a Corporation by authority of its Board of Directors; and said officers severally acknowledged said instrument to be the free act and deed of said Corporation.


[SEAL]                                        __________________________ [Seal]
                                                     Notary ublic


This instrument was prepared by:

   FirstEnergy Corp.
   76 South Main Street
   Akron, Ohio 44308